                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          IDS LIFE INSURANCE COMPANY


         Adopted in accordance with the provisions of Section 300.45 of the Minnesota General Corporation Laws.

         We, Timothy V. Bechtold, President, and Thomas R. Moore, Secretary, of IDS Life Insurance Company, a corporation existing under the laws of the State of Minnesota, do hereby certify over the seal of said Corporation that the following resolution amending the Certificate of Incorporation of said Corporation was duly adopted by the sole stockholder of said Corporation by an action in writing, signed in the City of Minneapolis, County of Hennepin, on April 15, 2006:

                  RESOLVED, that Ameriprise Financial, Inc., the sole shareholder of IDS Life Insurance Company, consents to the amendment of the Certificate of Incorporation of IDS Life Insurance Company by striking Article I of the Certificate of Incorporation of IDS Life Insurance Company in its entirety, and replacing it with a new
         Article I to read as follows:

                                  ARTICLE I

         The name of this Corporation shall be RiverSource Life Insurance
Company.

                  FURTHER RESOLVED, that the amendment of the Certificate of Incorporation of IDS Life Insurance Company shall become effective at 11:59 P.M., Central Time, on the 31st day of December, 2006.

         IN WITNESS WHEREOF, we have executed this Certificate and caused the seal of the Corporation to be hereunto affixed this 15th day of April, 2006, the amendment stated herein to be effective at 11:59 P.M., Central Time, on the 31st day of December, 2006.

                                         IDS LIFE INSURANCE COMPANY



                                       By:    /s/ Timothy V. Bechtold
                                          ---------------------------
                                                  Timothy V. Bechtold, President



ATTEST:



/s/ Thomas R. Moore
-------------------
    Thomas R. Moore, Secretary

                                ACKNOWLEDGMENT


STATE OF MINNESOTA

COUNTY OF HENNEPIN

         I, the undersigned, a Notary Public, within and for the county and state aforesaid, do hereby certify that on this 15th day of April, 2006, personally appeared before me Timothy V. Bechtold and Thomas R. Moore, who, being by me first duly sworn, declared that they are the President and Secretary, respectively, of IDS Life Insurance Company, that they signed the foregoing document as President and Secretary, respectively, of said Company, and that the statements therein contained are true.


                                       /s/ Lisa B. Larson
                                      -------------------
                                           Notary Public


My Commission Expires:
                                   --------------------------------------
                                      [Seal]  LISA B LARSON
Jan. 31, 2010                                 Notary Public
-----------------------                        Minnesota
                                   My Commission Expires January 31, 2010
                                   --------------------------------------


                       DEPARTMENT OF COMMERCE APPROVAL


     The foregoing Certificate of Amendment of the Certificate of Incorporation
is hereby approved this    22   day of    June    , 2006.
                        -------        -----------





                                          /s/ Kevin M. Murphy
                                     ------------------------
                                     Signature

                                     Name:    Kevin M. Murphy
                                          -------------------

                                     Title:   Deputy Commissioner
                                           ----------------------


         STATE OF MINNESOTA
       DEPARTMENT OF COMMERCE
 I hereby certify that this is a true
 and complete copy of the document as
   filed for record in this office.

         Dated  10/26/06                        STATE OF MINNESOTA
              ------------                      DEPARTMENT OF STATE
       Commissioner of Commerce                       FILED

       By:  /s/ Margie Piredo                      JUN 23 2006
          -------------------

                                                 /s/ Mary Kiffmeyer
                                                 Secretary of State



                                 Page 2 of 2